Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2010, with respect to the financial statements of ING USA Annuity and Life
Insurance Company as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and to the use of our report dated April 21, 2010, with respect to the statements of assets and liabilities of Separate Account EQ of ING USA Annuity and Life
Insurance Company as of December 31, 2009, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, incorporated by reference in Post-Effective Amendment No. 11 to the Registration Statement (Form N-4, No.
333-111686) and related Prospectus and Statement of Additional Information of Separate
Account EQ of ING USA Annuity and Life Insurance Company.

/s/ Ernst & Young LLP

Atlanta, Georgia December 15, 2010